UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2019

Data443 Risk Mitigation, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	000-30542	86-0914051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 J Morris Commons Lane, Suite 105
Morrisville, North Carolina 27560	27560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 919-858-6542

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 15, 2019, FINRA announced on its Daily List that Data443 Risk Mitigation, Inc., then known as LandStar, Inc. (the “Company”) (i) effected a reverse split (“Reverse Stock Split”) of its issued common stock and preferred stock in a ratio of 1-for-750 (as previously approved by the Company’s stockholders and Board of Directors); and, (ii) changed its name (the “Name Change”) to Data443 Risk Mitigation, Inc. (as previously approved by the Company’s stockholders and Board of Directors). Later on that day, FINRA cancelled these corporate actions on the Daily List these.

On October 28, 2019, FINRA again announced on its Daily List the effectiveness of the above corporate actions. The Reverse Split and the Name Change will take effect at the open of business on October 29, 2019. The new symbol for the Company’s common stock will be ATDS. During the next 20 business days (starting on October 29, 2019) the trading symbol for the Company will be LDSRD.

The authorized number of shares of the Company has also been reduced, as follows:

Common Shares authorized:	60,000,000, $0.001 par value
Preferred Shares authorized:	337,500, $0.001 par value

As a result of the Reverse Stock Split, every 750 shares of the Company’s issued and outstanding common stock, par value $0.001 per share, will be converted into one (1) share of common stock, par value $0.001 per share, reducing the number of issued and outstanding shares of the Company’s common stock from approximately 7,282,678,714 to approximately 9,710,239. The new CUSIP number for the Company’s common stock will be 23804G104.

As a result of the Reverse Stock Split, every 750 shares of the Company’s issued and outstanding preferred stock, par value $0.001 per share, will be converted into one (1) share of common stock, par value $0.001 per share, reducing the number of issued and outstanding shares of the Company’s preferred stock from 1,000,000 to 1,334.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by 750, will have the number of post-reverse split shares of the Company’s common stock to which they are entitled rounded up to the nearest whole number of shares of the Company’s common stock. No stockholders will receive cash in lieu of fractional shares. Registered stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the post Reverse Stock Split amount. Registered stockholders holding physical common share certificates will receive a letter of transmittal from the Company’s transfer agent, Madison Stock Transfer, Inc., with specific instructions regarding the exchange of their certificates. The above description of the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to (i) the Schedule 14C Definitive Information Statement filed by the Company with the SEC on July 16, 2019; and, (ii) the Certificate of Amendment regarding the Reverse Stock Split and the Name Change, a copy of which is attached hereto as Exhibit 3.1.

ITEM 7.01	REGULATION FD DISCLOSURE

On October 15, 2019, the Company issued a press release (the “Press Release”) announcing the anticipated effectiveness of its Reverse Stock Split and the Name Change. The Press Release was issued prior to FINRA’s voluntary cancellation of those corporate actions. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

On October 24, 2019, the Company issued a press release (the “Press Release Update”) to provide an update on the status the Reverse Stock Split and the Name Change. A copy of the Press Release Update is attached hereto as Exhibit 99.2 and incorporated herein by this reference.

On October 29, 2019, the Company issued a press release (the “Reverse Effectiveness Press Release”) announcing that the Reverse Stock Split and the Name Change were effective. A copy of the Reverse Effectiveness Press Release is attached hereto as Exhibit 99.3 and incorporated herein by this reference.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment

99.1	Press Release

99.2	Press Release Update

99.3	Reverse Effectiveness Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2019	Data443 Risk Mitigation, Inc.

	By:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer

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